Exhibit 99.1

Media Contact	Investor Contact
Alison Dowe	Kevin Brown
Media Relations	Investor Relations
(706) 641-3781	(706) 641-6500
Synovus Announces Earnings for the Third Quarter 2021
Diluted Earnings per Share of $1.21 vs. $0.56 in 3Q20
Adjusted Diluted Earnings per Share of $1.20 vs. $0.89 in 3Q20

COLUMBUS, Ga., October 19, 2021 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights
•Net income available to common shareholders of $178.5 million or $1.21 per diluted share, up $0.02 sequentially and up $0.65 compared to prior year.
◦Adjusted diluted EPS of $1.20, unchanged sequentially and up $0.31 compared to prior year.
•Period-end loans increased $105.0 million sequentially, or $922.7 million excluding Paycheck Protection program (PPP) loans.
◦PPP loans declined $817.7 million sequentially.
•Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $1.03 billion or 3% sequentially.
•Total deposit costs of 0.13% down 3 bps sequentially due to ongoing repricing and product remixing.
•Net interest income of $384.9 million increased $3.1 million sequentially as asset growth, reduced deposit costs, and a higher day count more than offset continued fixed-rate repricing and the slight reduction in LIBOR.
◦Net interest margin of 3.01%, down 1 bp sequentially.
•Non-interest revenue increased $7.9 million as broad-based growth helped to offset continued normalization of net mortgage revenue.
◦Adjusted non-interest revenue increased $8.1 million.
•Non-interest expense decreased $3.5 million sequentially as reductions in third-party processing and other services offset increases in other areas such as net occupancy, equipment, and software expense.
◦Adjusted non-interest expense decreased $1.2 million sequentially.
•Pre-provision net revenue of $232.8 million increased $14.4 million sequentially as total revenue increased $10.9 million and non-interest expense decreased $3.5 million.
•Reversal of provision for credit losses of $7.9 million, primarily from a more favorable economic outlook.
◦Allowance for credit losses coverage ratio (to loans) of 1.40%, or 1.42% excluding PPP loans.
•Credit quality metrics remain relatively stable, near historical lows. The net charge-off ratio declined 6 bps from prior quarter to 0.22%; the non-performing loan and asset ratios each fell 1 bp to 0.41% and 0.45%, respectively; and criticized and classified loans declined 22%.
•Preliminary CET1 ratio declined 12 bps sequentially to 9.63%, with strong core earnings helping offset the decline from deploying capital for balance sheet growth and returning capital to shareholders.
◦Includes $74.6 million in share repurchases at an average price of $42.00.
•Achieved pre-tax run rate benefit of approximately $100 million at the end of the quarter from a combination of revenue and expense initiatives under Synovus Forward, which is designed to make Synovus a more efficient, profitable, and nimble organization.
◦On track to achieve an aggregate $175 million pre-tax run rate benefit by the end of 2022.

Third Quarter Summary

	Reported			Adjusted
(dollars in thousands)	3Q21	2Q21	3Q20	3Q21	2Q21	3Q20
Net income available to common shareholders	$178,482	$177,909	$83,283	$177,760	$178,969	$131,364
Diluted earnings per share	1.21	1.19	0.56	1.20	1.20	0.89
Total loans	38,341,030	38,236,018	39,549,847	N/A	N/A	N/A
Total deposits	47,688,419	47,171,962	44,665,904	N/A	N/A	N/A
Total TE(1) revenue	500,608	489,738	492,357	499,743	488,612	492,851
Return on avg assets	1.34%	1.36%	0.69%	1.33%	1.37%	1.05%
Return on avg common equity	14.96	15.40	7.28	14.90	15.50	11.48
Return on avg tangible common equity	16.85	17.41	8.46	16.79	17.52	13.24
Net interest margin	3.01	3.02	3.10	N/A	N/A	N/A
Efficiency ratio-TE(1)	53.34	55.24	64.31	52.96	54.41	53.83
NCO ratio	0.22	0.28	0.29	N/A	N/A	N/A
NPA ratio	0.45	0.46	0.49	N/A	N/A	N/A
(1) Taxable equivalent

“Our third quarter story was shaped by an intense focus on growth, and we are pleased with the results,” said Kevin Blair, Synovus president and CEO. “Loans, excluding PPP, grew $923 million, core transaction deposits were up $1.0 billion, and pre-provision net revenue increased 7 percent versus the second quarter. Our ongoing Synovus Forward initiatives reached a pre-tax run rate benefit of $100 million by quarter end and we are executing on an additional $75 million of benefits to be delivered by the end of 2022. Synovus Forward represents our ongoing innovation and profitable growth mindset, guiding our efforts to deliver sustainable, top quartile financial performance and enabling us to invest in areas with long-term benefit. With these strategic investments, combined with the momentum we are experiencing in our core businesses, our team is confident in our ability to continue to deliver as we build the bank of the future.”

Balance Sheet

Loans*

(dollars in millions)	3Q21	2Q21	Linked Quarter Change	Linked Quarter % Change	3Q20	Year/Year Change	Year/Year % Change
Commercial & industrial	$18,934.8	$19,150.1	$(215.3)	(1)%	$20,123.6	$(1,188.9)	(6)%
Commercial real estate	10,540.3	10,361.1	179.2	2	10,736.1	(195.8)	(2)
Consumer	8,866.0	8,724.8	141.1	2	8,690.1	175.8	2
Total loans	$38,341.0	$38,236.0	$105.0	—%	$39,549.8	$(1,208.9)	(3)%

*Amounts may not total due to rounding

•Total loans ended the quarter at $38.34 billion, up $105.0 million sequentially, or $922.7 million excluding PPP loans.
•Commercial and industrial (C&I) loans declined $215.3 million sequentially, led by a decline in PPP loan balances of $817.7 million.
◦C&I loan growth of $602.3 million excluding PPP balance changes despite line utilization remaining near historic lows at 39%.
•CRE loans increased $179.2 million, primarily in the income-producing real estate portfolio.
•Consumer loans increased $141.1 million sequentially, with growth of $266.5 million in third-party consumer lending offsetting declines in consumer mortgages and HELOCs of $92.3 million and $50.0 million, respectively.

Deposits*

(dollars in millions)	3Q21	2Q21	Linked Quarter Change	Linked Quarter % Change	3Q20	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$14,832.9	$14,342.6	$490.3	3%	$12,129.8	$2,703.2	22%
Interest-bearing DDA	6,056.0	5,839.8	216.2	4	5,291.1	764.8	14
Money market	14,267.4	13,983.1	284.3	2	12,441.3	1,826.1	15
Savings	1,380.4	1,341.5	39.0	3	1,126.0	254.4	23
Public funds	5,791.6	5,804.9	(13.3)	—	5,791.9	(0.4)	—
Time deposits	2,579.3	2,891.1	(311.8)	(11)	3,976.5	(1,397.1)	(35)
Brokered deposits	2,780.7	2,969.0	(188.3)	(6)	3,909.3	(1,128.6)	(29)
Total deposits	$47,688.4	$47,172.0	$516.5	1%	$44,665.9	$3,022.5	7%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $47.69 billion, up $516.5 million sequentially.
•Core transaction deposits increased $1.03 billion or 3% sequentially.
◦Broad-based growth in DDA, NOW, MMA, and savings accounts supported strategic declines in higher cost deposits.
•Total deposit costs declined 3 bps sequentially to 0.13%.

Income Statement Summary**

(in thousands, except per share data)	3Q21	2Q21	Linked Quarter Change	Linked Quarter % Change	3Q20	Year/Year Change	Year/Year % Change
Net interest income	$384,917	$381,860	$3,057	1%	$376,990	$7,927	2%
Non-interest revenue	114,955	107,087	7,868	7	114,411	544	—
Non-interest expense	267,032	270,531	(3,499)	(1)	316,655	(49,623)	(16)
(Reversal of) provision for credit losses	(7,868)	(24,598)	16,730	68	43,383	(51,251)	nm
Income before taxes	$240,708	$243,014	$(2,306)	(1)%	$131,363	$109,345	83%
Income tax expense	53,935	56,814	(2,879)	(5)	39,789	14,146	36
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$178,482	$177,909	$573	—%	$83,283	$95,199	114%
Weighted average common shares outstanding, diluted	147,701	149,747	(2,046)	(1)%	147,976	(275)	—%
Diluted earnings per share	$1.21	$1.19	$0.02	2	$0.56	$0.65	116
Adjusted diluted earnings per share	1.20	1.20	—	—	0.89	0.31	35

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $384.9 million increased $3.1 million sequentially as asset growth and reduced deposit costs more than offset continued fixed-rate repricing and the slight reduction in LIBOR.
◦Net PPP fee accretion of $21.3 million, up $0.9 million sequentially.
◦Net interest margin was 3.01%, down 1 bp sequentially.
•Non-interest revenue increased $7.9 million, or 7% sequentially. Adjusted non-interest revenue increased $8.1 million, or 8% sequentially, and decreased $0.8 million, or 1% compared to prior year.
◦Broad-based growth including $4.8 million in capital markets income helped offset normalization of net mortgage revenue, which declined $2.7 million sequentially.
•Non-interest expense decreased $3.5 million, or 1% sequentially. Adjusted non-interest expense decreased $1.2 million sequentially.
◦Declines in third-party processing and other services of $5.0 million offset an increase in additional project spend that contributed to the $1.7 million increase in net occupancy, equipment, and software expense.
•Pre-provision net revenue of $232.8 million increased $14.4 million sequentially as total revenue increased $10.9 million and non-interest expense decreased $3.5 million.
•Reversal of provision for credit losses of $7.9 million from the provision expense associated with strong loan growth being more than offset by a reduction in life of loan loss estimates; allowance for credit losses coverage ratio (to loans) of 1.40%, or 1.42% excluding PPP loans.
•Tax expense was $53.9 million, a decrease of $2.9 million sequentially due to lower taxable income and favorable changes in discrete items.
◦Year-to-date effective tax rate of 22.21%.

Capital Ratios

	3Q21		2Q21	3Q20
Common equity Tier 1 capital (CET1) ratio	9.63%	*	9.75%	9.30%
Tier 1 capital ratio	10.83	*	11.00	10.57
Total risk-based capital ratio	12.96	*	13.25	13.16
Tier 1 leverage ratio	8.82	*	8.72	8.48
Tangible common equity ratio	7.68		7.73	7.67
* Ratios are preliminary.

Capital

•Preliminary CET1 ratio declined 12 bps during the quarter to 9.63% as strong core performance helped offset the impact of asset growth and $74.6 million in share repurchases at an average price of $42.00.
•Total risk-based capital ratio of 12.96% declined 29 bps from the prior quarter following a reduction in the Allowance for Credit Losses.

Third Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 19, 2021. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $56 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 283 branches in Alabama, Florida, Georgia, South Carolina, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; total adjusted revenue; adjusted tangible efficiency ratio; pre-provision net revenue; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total TE revenue; efficiency ratio-TE; income before income taxes; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Total adjusted revenue and adjusted non-interest revenue are measures used by management to evaluate total TE revenue and non-interest revenue exclusive of net investment securities gains (losses), gain on sale and changes in the fair value of private equity investments, net, and fair value adjustment on non-qualified deferred compensation. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Pre-provision net revenue is used by management to evaluate income before income taxes exclusive of (reversal of) provision for credit losses. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	3Q21	2Q21	3Q20
Adjusted non-interest revenue
Total non-interest revenue	$114,955	$107,087	$114,411
Subtract/add: Investment securities (gains) losses, net	(962)	—	1,550
Subtract: Fair value increase of private equity investments	—	—	(260)
Add/subtract: Fair value adjustment on non-qualified deferred compensation	97	(1,126)	(796)
Adjusted non-interest revenue	$114,090	$105,961	$114,905

Adjusted non-interest expense
Total non-interest expense	$267,032	$270,531	$316,655
Add/subtract: Earnout liability adjustment	243	(750)	—
Subtract: Goodwill impairment	—	—	(44,877)
Subtract: Restructuring charges	(319)	(415)	(2,882)
Subtract: Loss on early extinguishment of debt, net	—	—	(154)
Add/subtract: Fair value adjustment on non-qualified deferred compensation	97	(1,126)	(796)
Adjusted non-interest expense	$267,053	$268,240	$267,946

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q21	2Q21	3Q20
Total adjusted revenue and adjusted tangible efficiency ratio
Adjusted non-interest expense	$267,053	$268,240	$267,946
Subtract: Amortization of intangibles	(2,379)	(2,379)	(2,640)
Adjusted tangible non-interest expense	$264,674	$265,861	$265,306

Net interest income	$384,917	$381,860	$376,990
Add: Tax equivalent adjustment	736	791	956
Add: Total non-interest revenue	114,955	107,087	114,411
Total TE revenue	500,608	489,738	492,357
Subtract/add: Investment securities (gains) losses, net	(962)	—	1,550
Subtract: Fair value increase of private equity investments	—	—	(260)
Add/subtract: Fair value adjustment on non-qualified deferred compensation	97	(1,126)	(796)
Total adjusted revenue	$499,743	$488,612	$492,851
Efficiency ratio-TE	53.34%	55.24%	64.31%
Adjusted tangible efficiency ratio	52.96	54.41	53.83

Pre-provision net revenue
Net interest income	$384,917	$381,860	$376,990
Add: Total non-interest revenue	114,955	107,087	114,411
Subtract: Total non-interest expense	267,032	270,531	316,655
Pre-provision net revenue	$232,840	$218,416	$174,746

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q21	2Q21	3Q20
Adjusted return on average assets
Net income	$186,773	$186,200	$91,574
Subtract/add: Earnout liability adjustment	(243)	750	—
Add: Goodwill impairment	—	—	44,877
Add: Restructuring charges	319	415	2,882
Add: Loss on early extinguishment of debt, net	—	—	154
Subtract/add: Investment securities (gains) losses, net	(962)	—	1,550
Subtract: Fair value increase of private equity investments	—	—	(260)
Add/subtract: Tax effect of adjustments (1)	164	(105)	(1,122)
Adjusted net income	$186,051	$187,260	$139,655
Net income annualized	$741,002	$746,846	$364,305
Adjusted net income annualized	$738,137	$751,098	$555,584
Total average assets	$55,326,260	$55,017,771	$53,138,334
Return on average assets	1.34%	1.36%	0.69%
Adjusted return on average assets	1.33	1.37	1.05

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$178,482	$177,909	$83,283
Subtract/add: Earnout liability adjustment	(243)	750	—
Add: Goodwill Impairment	—	—	44,877
Add: Restructuring charges	319	415	2,882
Add: Loss on early extinguishment of debt, net	—	—	154
Subtract/add: Investment securities (gains) losses, net	(962)	—	1,550
Subtract: Fair value increase of private equity investments	—	—	(260)
Add/subtract: Tax effect of adjustments (1)	164	(105)	(1,122)
Adjusted net income available to common shareholders	$177,760	$178,969	$131,364
Weighted average common shares outstanding, diluted	147,701	149,747	147,976
Diluted earnings per share	$1.21	$1.19	$0.56
Adjusted diluted earnings per share	1.20	1.20	0.89

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q21	2Q21	3Q20

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$178,482	$177,909	$83,283
Subtract/add: Earnout liability adjustment	(243)	750	—
Add: Goodwill impairment	—	—	44,877
Add: Restructuring charges	319	415	2,882
Add: Loss on early extinguishment of debt, net	—	—	154
Subtract/add: Investment securities (gains) losses, net	(962)	—	1,550
Subtract: Fair value increase of private equity investments	—	—	(260)
Add/subtract: Tax effect of adjustments (1)	164	(105)	(1,122)
Adjusted net income available to common shareholders	$177,760	$178,969	$131,364

Adjusted net income available to common shareholders annualized	$705,243	$717,843	$522,600
Add: Amortization of intangibles, annualized net of tax	7,050	7,128	7,782
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$712,293	$724,971	$530,382

Net income available to common shareholders annualized	$708,108	$713,591	$331,322
Add: Amortization of intangibles, annualized net of tax	7,050	7,128	7,782
Net income available to common shareholders excluding amortization of intangibles annualized	$715,158	$720,719	$339,104

Total average shareholders' equity less preferred stock	$4,734,754	$4,632,568	$4,553,159
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(39,109)	(41,399)	(49,075)
Total average tangible shareholders' equity less preferred stock	$4,243,255	$4,138,779	$4,006,817
Return on average common equity	14.96%	15.40%	7.28%
Adjusted return on average common equity	14.90	15.50	11.48
Return on average tangible common equity	16.85	17.41	8.46
Adjusted return on average tangible common equity	16.79	17.52	13.24

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	September 30, 2021	June 30, 2021	September 30, 2020

Tangible common equity ratio
Total assets	$55,509,129	$54,938,659	$53,040,538
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(37,975)	(40,354)	(47,752)
Tangible assets	$55,018,764	$54,445,915	$52,540,396

Total shareholders’ equity	$5,252,802	$5,237,714	$5,064,542
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(37,975)	(40,354)	(47,752)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,225,292	$4,207,825	$4,027,255
Total shareholders’ equity to total assets ratio	9.46%	9.53%	9.55%
Tangible common equity ratio	7.68	7.73	7.67

(1) An assumed marginal tax rate of 25.3% for 2021 and 25.9% for 2020 was applied.